Exhibit 23.1


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement relating to the offering of 4,000,000 shares of Household International, Inc. Long-Term Executive Incentive Compensation Plan, of our report dated January 24, 1996, included in Household International, Inc.,'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


                               /s/ Arthur Andersen LLP

Chicago, Illinois,
May 13, 1996


c:\elink\filing\ex23-1.as1